Exhibit 99.1

August 2010

Dear Friend:

Global financial markets continue to be volatile, up early in 2010, only to drop in the second quarter due to concerns about the European debt crisis and the possibility of a double-dip recession. Amid this challenging financial environment, I am pleased to report that the Bank maintained a strong balance sheet and posted significant earnings gains for the first half of the year. And, although some uncertainty still clouds the financial horizon, we are well-positioned to capitalize on opportunities for new business and growth as they arise.

Net income was $13.8 million for the six months ended June 30, 2010, up 20% compared to the same period last year. Excluding the FDIC special insurance assessment in 2009, earnings were up 10% primarily driven by revenue growth. Average total assets were up 13% and average assets under management were up 10%, year over year. Our asset quality, capital, and liquidity remain strong. Client retention is high and we have been adding attractive new client relationships. We continue to manage risk responsibly and our efforts have enabled us to achieve growth while maintaining a strong, stable institution.

I believe the strength of our brand and reputation is the result of staying true to our strategy and core values by providing each client with exceptional service, customized advice, and a trusted partnership. The results of a recent survey conducted by the Luxury Institute support that conviction. Boston Private Bank & Trust Company was named the top wealth management brand nationally by wealthy individuals, and was the only company to rate above average across the board in metrics that included being unique, having clients who are admired and respected, and having the ability to make clients feel special across the full client experience. The Bank is also the firm wealthy consumers are most willing to recommend to the people they care about.

Our parent company, Boston Private Financial Holdings, Inc. (“BPFH”), announced in June that it repaid the balance of the funds it accepted late in 2008 in connection with the Treasury’s Capital Purchase Program, a move that will provide BPFH greater strategic flexibility and independence. BPFH also announced the appointment of its new CEO and President, Clayton G. Deutsch, following Timothy L. Vaill’s retirement after 17 years with BPFH. On behalf of the Board of Directors and staff, I’d like to thank Tim for his service and leadership and wish him well in his new pursuits.

Clay, who comes to BPFH from McKinsey & Company, has worked closely with banks, wealth management firms, and other financial organizations to help them achieve strategic goals. He is committed to supporting Boston Private Bank’s growth strategy, which focuses on high net worth individuals, private partnerships, privately-held businesses, and nonprofits.

Boston Private Bank & Trust Company is deeply committed to its entire community, including low- and moderate-income people and neighborhoods. The Bank has maintained an “outstanding” Community Reinvestment Act rating for 10 consecutive years through our community investment efforts. We encourage our employees to be active members of the communities in which they work and live. In 2009, employees volunteered approximately 5,500 hours in their communities, averaging about 18 hours per employee. We hope to exceed that number in 2010, and are well on our way.

Thank you for trusting in us for both your personal and business banking needs. Please be assured that we will continue doing all we can to maintain your trust and loyalty, and I encourage you to contact us with any comments or suggestions you have.

Sincerely,

Mark D. Thompson

CEO & President

Policy Group

Mark D. Thompson	James D. Henderson
Chief Executive Officer & President	Executive Vice President

James C. Brown	Pilar Pueyo
Executive Vice President	Senior Vice President
Chief Lending Officer
Anne L. Randall
Robert C. Buffum, Jr.	Executive Vice President
Senior Vice President Chief Risk Officer	Chief Financial & Administrative Officer

George G. Schwartz
Gary L. Garber	Executive Vice President
Senior Vice President	Chief Operating Officer & Treasurer
Chief Information Officer
John J. Sullivan
Executive Vice President
Board of Directors

Herbert S. Alexander	Susan P. Haney
Managing Partner	Private Investor
Alexander, Aronson, Finning & Company
E. Christopher Palmer
John H. Clymer	President & Managing Shareholder
Senior Counsel	Palmer and Corbett, PC
Nixon Peabody LLP
John D. Macomber
Eugene S. Colangelo	Founder & Chief Executive Officer
Chairman of the Board	BuildingVision, Inc.
Julio Enterprises
Chairman of the Board	Patricia McGovern
Boston Private Bank & Trust Company	General Counsel & Senior Vice President
Beth Israel Deaconess Medical Center
James D. Dawson
Chief Executive Officer, Private Banking Group	Michael F. Schiavo
Boston Private Financial Holdings, Inc.	Consultant

James K. Schmidt
Tracey E. Flaherty	Private Investor
Senior Vice President
Natixis Global Associates	Mark D. Thompson
Chief Executive Officer & President
Kathleen M. Graveline Private Investor	Boston Private Bank & Trust Company

Timothy L. Vaill
Charles T. Grigsby	Chairman & Chief Executive Officer
Consultant	Boston Private Financial Holdings, Inc.
Office Locations

Headquarters: Boston Office	Newton Centre Office
Ten Post Office Square	1223 Centre Street
Boston, Massachusetts	Newton, Massachusetts
(617) 912-1900	(617) 646-4850

Wellesley Office	Seaport Office
336 Washington Street	157 Seaport Boulevard
Wellesley, Massachusetts	Boston, Massachusetts
(781) 707-7700	(617) 646-4880

Back Bay Office	Lexington Office
500 Boylston Street	1666 Massachusetts Avenue
Boston, Massachusetts	Lexington, Massachusetts
(617) 912-4500	(617) 912-3600

Jamaica Plain Loan Center	Hingham Office
401c Centre Street	7 Central Street
Jamaica Plain, Massachusetts	Hingham, Massachusetts
(617) 524-6050	(781) 740-2405

Kendall Square Office	Beverly Office
One Cambridge Center	57 Enon Street, Route 1A
Cambridge, Massachusetts	Beverly, Massachusetts
(617) 646-4800	(978) 922-8000

HEADQUARTERS: TEN POST OFFICE SQUARE — BOSTON, MASSACHUSETTS 02109

TELEPHONE: 617-912-1900 — WWW.BOSTONPRIVATEBANK.COM

STATEMENT

OF FINANCIAL

CONDITION

AS OF JUNE 30, 2010

BOSTON PRIVATE BANK & TRUST COMPANY

Dear Friend,

I am pleased to report that Boston Private Bank & Trust Company maintained a strong balance sheet and posted significant earnings gains for the first half of the year. Although some uncertainty still clouds the financial horizon, we are well-positioned to capitalize on opportunities for new business and growth as they arise.

2010 First Half Financial Highlights:

•	Net income was $13.8 million, up 20% as compared to the same period last year.

•	Operating earnings, excluding the FDIC special insurance assessment in 2009, were up 10% as compared to the same period last year.

•	Average total assets were up 13% year over year.

•	Average assets under management were up 10% year over year.

Our asset quality, capital, and liquidity remain strong. Client retention is high and we have been adding attractive new client relationships. We continue to manage risk responsibly and our efforts have enabled us to achieve growth while maintaining a strong, stable institution.

Thank you for trusting in us for both your personal and business banking needs. Please be assured that we will continue doing all we can to maintain your trust and loyalty, and I encourage you to contact us with any comments or suggestions you have.

Sincerely,

/s/ Mark D. Thompson
Mark D. Thompson
CEO & President

Boston Private Bank & Trust Company

CONDENSED BALANCE SHEETS

(Unaudited)

	June 30,
($ in Thousands)	2010	2009
Assets
Cash & Short-Term Investments	$33,528	$173,523
Investment Securities	581,677	454,651
Loans Held for Sale	23,877	11,963
Commercial Loans	1,249,565	1,191,668
Mortgage Loans	1,134,756	1,048,424
Home Equity & Other Loans	102,048	93,901

Total Loans	2,486,369	2,333,993
Less: Allowance for Loan Losses	28,841	27,142

Net Loans	2,457,528	2,306,851
Other Assets	116,255	98,839

Total Assets	$3,212,865	$3,045,827

Liabilities & Shareholder’s Equity
Demand Deposits	$502,870	$437,426
NOW Accounts	217,104	187,754
Savings & Money Market	1,224,608	909,162
Certificates of Deposit	428,607	656,344

Total Deposits	2,373,189	2,190,686

Borrowings	575,895	606,795
Other Liabilities	26,822	20,668

Total Liabilities	2,975,906	2,818,149

Shareholder’s Equity	236,959	227,678

Total Liabilities & Shareholder’s Equity	$3,212,865	$3,045,827

Boston Private Bank & Trust Company CONDENSED STATEMENTS OF INCOME (Unaudited)
	Six Months Ended June 30,
($ In Thousands)	2010	2009
Interest Income	$65,909	$68,188
Interest Expense	21,252	28,244

Net Interest Income	44,657	39,944
Provision for Loan Losses	4,300	3,513

Net Interest Income after Provision	40,357	36,431
Investment Management Fees	7,944	7,311
Banking Fees and Other Income	3,273	4,420
Operating Expenses	32,503	33,010

Income Before Income Taxes	19,071	15,152
Income Taxes	5,308	3,714

Net Income	$13,763	$11,438

Boston Private Bank & Trust Company SELECTED FINANCIAL DATA (Unaudited)
	At and for the Six Months Ended June 30,
($ In Thousands)	2010	2009
Average Assets Under Management	$2,574,000	$2,338,000
Return on Average Equity	11.74%	10.22%
Net Interest Margin (FTE)	2.96%	3.04%
Allowance for Loan Losses / Total Loans	1.16%	1.16%
Tier I Capital Ratio	6.76%	7.33%